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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF AZTAR CORPORATION

     The Company has no parent corporation. In addition to the subsidiaries listed below, the Company has seven other wholly-owned subsidiaries. The unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.

                                                              JURISDICTION OF
                                                               INCORPORATION
                            NAME                              OR ORGANIZATION
                            ----                              ---------------
Adamar Garage Corporation...................................    Delaware
Adamar of Nevada............................................     Nevada
Adamar of New Jersey, Inc...................................   New Jersey
  dba Tropicana Casino and Resort
Atlantic-Deauville, Inc.....................................   New Jersey
Aztar Development Corporation...............................    Delaware
Aztar Indiana Gaming Company, L.L.C.........................    Indiana
  dba Casino Aztar Evansville
Aztar Missouri Riverboat Gaming Company, L.L.C..............    Missouri
  dba Casino Aztar Caruthersville
Hotel Ramada of Nevada......................................     Nevada
  dba Tropicana Resort and Casino
Ramada Express, Inc.........................................     Nevada
  dba Ramada Express Hotel and Casino
Ramada New Jersey, Inc......................................   New Jersey
Ramada New Jersey Holdings Corporation......................    Delaware